UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2011
AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
180 Maiden Lane
New York, New York 10038

(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 31, 2011, AIG announced that Peter D. Hancock, currently AIG Executive Vice President, Finance, Risk and Investments, was named Chief Executive Officer of Chartis, AIG’s global property casualty business, succeeding Kris P. Moor, who was named Vice Chairman of Chartis.
Section 7 — Regulation FD

Item 7.01.	Regulation FD Disclosure.
On March 31, 2011, AIG announced that Peter D. Hancock, currently AIG Executive Vice President, Finance, Risk and Investments, was named Chief Executive Officer of Chartis, AIG’s global property casualty business, succeeding Kris P. Moor, who was named Vice Chairman of Chartis. A copy of the press release announcing these changes is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Press Release of American International Group, Inc. dated March 31, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: March 31, 2011	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of American International Group, Inc. dated March 31, 2011.